Strategic Environmental & Energy Resources, Inc. 8-K

Exhibit 99.1

Strategic Environmental & Energy Resources Reports First Quarter 2016 Financial Results

11% Increase in Industrial & Railcar Cleaning Sales Drives Net Income Up $600,000 Year-Over-Year

GOLDEN, Colo., May 10, 2016 – Strategic Environmental & Energy Resources, Inc. (SEER) (OTCQB: SENR), a provider of environmental, renewable fuels and industrial waste stream management services, reported financial results for its first quarter ended March 31, 2016.

First Quarter 2016 Financial Highlights

•	Total revenue in Q1 2016 was unchanged over Q1 2015 at $3.5 million.

•	Q1 2016 revenues were $2.9 million in Industrial and Railcar Cleaning, $0.6 million in Environmental Technology Solutions (MV) and $0.1 million in Solid Waste (Paragon Waste Solutions).

•	Gross profit in Q1 2016 was $1.3 million versus $0.8 million in Q1 2015 (representing gross margins of 38.3% vs. 23.7%).

•	Net income attributable to SEER in Q1 2016 was $0.1 million versus net loss of $0.5 million in Q1 2015, a $600,000 year-over-year improvement.

•	Q1 2016 adjusted EBITDA was $0.4 million compared to a loss of $0.2 million in Q1 2015; also a $600,000 year-over-year improvement.

First Quarter 2016 and Subsequent Operational Highlights

•	REGS/Tactical (Services)

	o	Launched a new, full-service rail car cleaning facility in Illinois with our partner, Union Tank Car Company (UTLX). Cars are currently being cleaned with a backlog of cars on site.

Received all permitting and approvals to install flaring capabilities necessary to commence cleaning of liquid propane gas (LPG) cars, a new and higher-margin sector of rail cars. The first cars are being flared for “shake-down” purposes and other LPG cars have been directed to the facility for service.

•	SEER Environmental Materials (SEM)

	o	Acquired valuable intellectual property and technology, which when combined with the company’s own R&D efforts produces a new and improved absorbent technology BAM (bio-active media™).

	o	Established robust sales of improved absorbent technology product, which carry a higher margin profile that will grow in 2016 and beyond.

•	MV Technologies (MV)

	o	Expanded product portfolio and suite of technology options by incorporating advances in BAM-related chemical absorbents from SEER’s newly formed SEM subsidiary.

	o	Introduced a new granular-based absorbent through a partnership with one of the world’s largest catalyst manufacturers. This has meaningfully increased MV’s addressable market reach with new customers and also allows MV to penetrate the alternative granular absorbent market with a proven, high performance and service-friendly replacement media.

	o	MV closed two new biogas projects valued at approximately $235,000 in new systems revenue, to be recognized ratably over their respective installation periods. These projects will also add long-term revenue for up to 10 years with recurring media sales.

	o	MV has an installed base of more than 40 systems in the U.S. and abroad with new installations occurring each quarter.

•	Paragon Waste Solutions - CoronaLux™

	o	In April 2016, the company received Notice of Allowance of its application for a continuation patent. This patent continuation application incorporates all original and prior claims and will provide expanded and additional protection of the underlying and core waste destruction technology.

	o	Continued to demonstrate the California facility is achieving initial revenue and profitability projections.

	o	Confirmed actual operating costs are tracking better than initially projected and operation has been incident-free for four consecutive quarters.

	o	Successfully completed and submitted all required testing directed by SCAQMD.

	o	Aggressively pursuing issuance of unrestricted permitting for the California South Coast region and promptly responded to all requests for additional information from the regulatory agency.

	o	Initiating rollout plan for deployment of the CoronaLux™ technology in Northern California at existing site.

	o	Finalizing start up requirements and timelines with Paragon’s Chinese partner for CoronaLux L unit installation and commencement of operations.

	o	Senior management hosted investor tours over three days at our California facility with 25 U.S. institutional investors and analysts.

Management Commentary

“The first quarter of 2016 was significant from a financial perspective as we returned to profitability on a GAAP basis,” said SEER’s chairman & CEO, John Combs. “This was led by our new push into chemical cleaning services within our services division. This new customer is one of the world’s leading manufacturers and distributors of pulp and paper and we expect to solidify a formal agreement in subsequent quarters.

“Other achievements made in the first quarter were the diversification of the company’s service markets and customer concentration, as well as fine tuning our operational model that demonstrated significant improvement in our gross margin profile and a reduction in operating expenses led by a 17% decrease in G&A. Our efforts to diversify both our service customer base and service market sectors are starting to generate new revenue and portends positive growth catalysts for the rest of 2016 and beyond,” said Combs.

“As we look into the second quarter of 2016, we see our disruptive waste management and destruction technologies taking shape in the domestic and international markets utilizing a capital-light business model. Our commitment to this enormous market segment is unwavering and, while frustrated with the unavoidable delays in bringing such a game-changing technology to market, we are encouraged by the steady progress achieved this year, both here in the U.S. and abroad,” concluded Combs.

First Quarter 2016 Financial Results

Total revenue in the first quarter of 2016 was unchanged at $3.5 million compared to the first quarter of 2015. The reduction in environmental solutions revenue of nearly $317,000, or 36%, was offset by an increase in services revenue of $284,000 or 11% when comparing Q1 2016 to Q1 2015.

Industrial and Railcar Cleaning revenue in the first quarter of 2016 totaled $2.9 million versus $2.6 million in the first quarter of 2015. Industrial cleaning services revenue increased $121,000 or 6% comparing Q1 2016 to Q1 2015 and is primarily due to the company’s entry into a new industry, chemical cleaning services. Railcar cleaning service revenue increased $162,000 or 23% comparing Q1 2016 to Q1 2015 and is due to an increase in the number of serviced railcars.

Environmental Solutions revenue in the first quarter of 2016 totaled $572,800 versus $889,000 in the same year-ago quarter. The reduction in the environmental solutions revenue was due to fewer new projects for MV.

Solid Waste (PWS) revenue in the first quarter of 2016 totaled $71,600 versus $28,000 in the same year-ago quarter. The increase in PWS revenue was due to increased licensing and placement fees and increased revenue from the solid waste disposal segment, representing billings to the PWS-MWS California joint venture.

Gross margins in the first quarter of 2016 increased to 38.3% from 23.7% in the same year-ago quarter. The increase in margin is due the result of higher manpower and equipment usage efficiency.

Industrial and Railcar Cleaning gross margins increased to 41% in the first quarter of 2016 versus 28% in the first quarter of 2015. Environmental Solutions gross margins increased 770 basis points in the first quarter of 2016 to 32.8% versus 25.1% in the first quarter of 2015. Solid Waste (PWS) gross margins were negative 45.2% versus negative 358% in the first quarter of 2015. The increase in solid waste costs was the primarily reason for negative gross margins in our solid waste division due to an increase in personnel to support the placement and operation of CoronaLux™ units with customers, along with product development and enhancement activities.

Total operating expenses for the first quarter of 2016 decreased 17% to $3.4 million versus $4.1 million in the first quarter of 2015. The decrease in operating costs of approximately $615,000 is primarily the result of a 1) a 36% decrease in environmental solutions revenue resulting in a corresponding decrease in environmental solutions costs, 2) a decrease in industrial and railcar cleaning services costs despite the 10% increase in service revenues.

Net income attributable to SEER in the first quarter of 2016 totaled $129,400 or $0.00 per diluted share, compared to net loss of $455,900 or ($0.01) per diluted share in the same year-ago quarter. The net income was primarily due to better margins on the service revenues due to higher utilization of manpower and owned equipment. In addition, general and administrative expenses were lower in Q1 2016 compared to Q1 2015 by approximately $197,000.

Adjusted EBITDA in the first quarter of 2016 totaled $401,000 compared to a loss of $193,700 in the same year-ago quarter (see definition and further discussion about the presentation of adjusted EBITDA, a non-GAAP term, below).

Cash at March 31, 2016, totaled $662,000 compared to $257,000 at December 31, 2015. The primary increase in cash was due to timing of collections and cash generated from financing activities.

Further details about the company’s results in the first quarter of 2016 are available in its Quarterly Report Form 10-Q, accessible in the investor relations section of the company’s website at www.seer-corp.com.

Conference Call

Strategic Environmental & Energy Resources Chairman and CEO John Combs and CFO Monty Lamirato will host the conference call, followed by a question and answer period. Management will provide both qualitative and quantitative information that will expand on the details provided in this release.

Date:	Tuesday, May 10, 2016

Time:	4:30 p.m. Eastern time (1:30 p.m. Pacific time)

Toll-free dial-in number:	1-888-417-8533

International dial-in number:	1-719-325-2463

Conference ID:	3604049

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact MZ Group at 1-949-491-8235.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=119398 and via the investor relations section of the company’s website at www.seer-corp.com.

A replay of the conference call will be available after 8:00 p.m. Eastern time through June 10, 2016.

Toll-free replay number:	1-877-870-5176

International replay number:	1-858-384-5517

Replay ID:	3604049

First Quarter 2016 Financial Summary Tables

The following financial information should be read in conjunction with the unaudited financial statements and accompanying notes filed by the company with the Securities and Exchange Commission on May 10, 2016 in its Quarterly Report on Form 10-Q for the period ended March 31, 2016, and which can be viewed at www.sec.gov and in the investor relations section of the company’s website at www.seer-corp.com.

Use of Non-GAAP Financial Information

The Company believes that the presentation of results excluding certain items in "Modified EBITDA," such as non-cash equity compensation charges, provides meaningful supplemental information to both management and investors, facilitating the evaluation of performance across reporting periods. The Company uses these non-GAAP measures for internal planning and reporting purposes. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with generally accepted accounting principles.

	Three Months Ended
	3/31/2016	3/31/2015
Net income (loss)	$46,800	$(577,300)
Non-controlling interest	82,600	121,400
Net income (loss) applicable to SEER	129,400	(455,900)

Interest	47,700	17,500
Depreciation and Amortization	194,300	146,600

EBITDA, including non-controlling interest	371,400	(291,800)

Stock based compensation (option comp, warrant comp, stock issued for services)	29,600	98,100

Modified EBITDA, including non-controlling interest	$401,000	$(193,700)

EBITDA, excluding non-controlling interest	$288,800	$(413,200)

Modified EBITDA, excluding non-controlling interest	$318,400	$(315,100)

About Strategic Environmental & Energy Resources, Inc.

Strategic Environmental & Energy Resources, Inc. (SEER) (OTCQB: SENR), identifies, secures, and commercializes patented and proprietary environmental clean technologies in several multibillion dollar sectors (including oil & gas, renewable fuels, and all types of waste management, both solid and gaseous) for the purpose of either destroying/minimizing hazardous waste streams more safely and at lower cost than any competitive alternative, and/or processing the waste for use as a renewable fuel for the benefit of the customers and the environment. SEER has four wholly-owned operating subsidiaries: REGS, LLC; Tactical Cleaning Company, LLC; MV Technologies, LLC and SEER Environmental Materials, LLC; and two majority-owned subsidiaries: Paragon Waste Solutions, LLC; and ReaCH4biogas ("Reach"). For more information about the Company visit: www.seer-corp.com.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates," and other terms with similar meaning. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. Statements in this press release regarding future performance or fiscal projections, the cost effectiveness, impact and ability of the Company's products to handle the future needs of customers are forward-looking statements. The information contained in such statements is beyond the ability of the Company to control, and in many cases the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

Investor Relations

MZ Group

Chris Tyson

Managing Director – MZ North America

Direct: 949-491-8235

chris.tyson@mzgroup.us

www.mzgroup.us

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2016	December 31, 2015
	Unaudited	*
ASSETS
Current assets:
Cash	$662,800	$257,100
Accounts receivable, net of allowance for doubtful accounts
of $246,500 and $246,500, respectively	1,679,600	1,298,900
Costs and estimated earnings in excess billings on uncompleted contracts	92,600	204,000
Prepaid expenses and other current assets	640,000	534,000
Total current assets	3,075,000	2,294,000

Property and equipment, net	4,270,000	4,331,300
Intangible assets, net	784,100	786,600
Other assets	63,200	37,500
TOTAL ASSETS	$8,192,300	$7,449,400

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,459,800	$1,382,200
Accrued liabilities	968,100	889,500
Billings in excess of costs and estimated earnings on uncompleted contracts	614,800	587,900
Deferred revenue	145,600	133,900
Payroll taxes payable	976,200	970,500
Customer deposits	330,000	330,000
Current portion of notes payable and capital lease obligations	856,100	660,100
Notes payable - related parties, including accrued interest	11,800	31,800
Total current liabilities	5,362,400	4,985,900

Deferred revenue, non-current	320,900	337,200
Notes payable and capital lease obligations, net of current portion	1,120,700	1,161,400
Total liabilities	6,804,000	6,484,500

Commitments and contingencies

Stockholders’ Equity):
Preferred stock; $.001 par value; 5,000,000 shares authorized; -0- shares issued
Common stock; $.001 par value; 70,000,000 shares authorized; 53,125,079 and	53,100	52,400
52,375,079 shares issued and outstanding 2016 and 2015, respectively
Common stock subscribed	25,000	50,000
Additional paid-in capital	18,091,800	17,690,900
Stock subscription receivable	(25,000)	(25,000)
Accumulated deficit	(15,257,700)	(15,387,100)
Total stockholders’ equity	2,887,200	2,381,200
Non-controlling interest	(1,498,900)	(1,416,300)
Total equity	1,388,300	964,900
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$8,192,300	$7,449,400

*These numbers were derived from the audited financial statements for the year ended December 31, 2015.

STRATEGIC ENVIRONMENTAL & ENERGY RESOURCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended March 31,
	2016	2015
Revenue:
Products	$572,800	$889,000
Services	2,860,100	2,576,700
Solid waste	71,600	28,000
Total revenue	3,504,500	3,493,700

Operating expenses:
Products costs	368,100	665,800
Services costs	1,690,300	1,866,400
Solid waste costs	103,900	128,300
General and administrative expenses	570,000	767,600
Salaries and related expenses	690,700	625,500
Total operating expenses	3,423,000	4,053,600

Income (loss) from operations	81,500	(559,900)

Other income (expense):
Interest expense	(47,700)	(17,400)
Other	13,000	—
Total non-operating expense, net	(34,700)	(17,400)

Net income (loss)	46,800	(577,300)
Less: Net loss attributable to non-controlling interest	(82,600)	(121,400)
Net income (loss) attributable to SEER common stockholders	$129,400	$(455,900)

Net loss per share, basic and diluted	*	$(.01)

Weighted average shares outstanding – basic and diluted	52,593,211	52,187,776